Exhibit 4.5
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         CARBO CERAMICS INC. AMENDMENT NO. 1 TO THE CARBO CERAMICS INC.
                    1996 STOCK OPTION PLAN FOR KEY EMPLOYEES


         Subject to, and effective upon, receipt of the requisite approval by the shareholders of Carbo Ceramics Inc. (the "Company"), the Board of Directors of the Company hereby amends the first sentence of Section 3 of the Carbo Ceramics Inc. 1996 Stock Option Plan for Key Employees by replacing the number "1,000,000" therein with the number "1,250,000" (such amendment, "Amendment No. 1").